SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                      -----

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported) MARCH 20, 1998 The
          Money Store Investment Corporation and The Money Store of New York, Inc., as Originators under a Pooling and Servicing Agreement dated as of February 28, 1998 providing for the issuance of The Money Store SBA Loan-Backed Adjustable Rate Certificates, Series 1998-1, Class A and Class B.


                     The Money Store Investment Corporation
                      and The Money Store of New York, Inc.
             Exact name of registrant as specified in its charter)

New Jersey                                                      22-2293019
New York                              333-32775                 22-3143559
(State or other                  (Commission File             (IRS Employer ID
jurisdiction of                    Number)                        Number)
incorporation)


2840 Morris Avenue, Union, New Jersey                   07083
(Address of principal executive offices)             (Zip Code)


Registrant's Telephone Number,
 including area code:                             (908) 686-2000


                                       N/A
          (Former name or former address, if changed since last report)

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 Item 5.  OTHER EVENTS

          This Current Report on Form 8-K is being filed to file a copy of the Computational Materials and ABS Term Sheets (as defined below) of Prudential Securities Incorporated (the "Underwriter") in connection with the issuance of approximately $90,000,000 principal amount of The Money Store SBA Loan-Backed Adjustable Rate Certificates, Series 1998-1. The terms "Computational Materials" and "ABS Term Sheets" shall have the meanings given in the No-Action Letter of May 20, 1994 issued by the Securities and Exchange Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as supplemented in the No-Action Letters of May 27, 1994 and February 17, 1995 issued by the SEC to the Public Securities Association.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)  EXHIBITS

              EXHIBIT NO.

                 99.1 Computational Materials and ABS Term Sheets of Prudential Securities Incorporated.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                        THE MONEY STORE INVESTMENT CORPORATION
                        THE MONEY STORE OF NEW YORK INC.


                         By:/s/ Michael H. Benoff
                            Name: Michael H. Benoff
                            Title: Senior Vice President


Dated: March 20, 1998

                                  EXHIBIT INDEX

EXHIBIT                                                                PAGE

99.1              Computational Materials and ABS Term
                  Sheets of Prudential Securities Incorporated